SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -----------------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                ------------------------------------------------


Date of Report (Date of earliest event reported): February 23, 1998


                          GUARDIAN INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                         0-28490                58-1799634
(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                 File Number)          Identification No.)


                              3880 N. 28TH TERRACE
                          HOLLYWOOD, FLORIDA 33020-1118
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (954) 926-5200



                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         This Current Report on Form 8-K/A is filed by Guardian International, Inc. (the "Company") as an amendment to that certain Current Report on Form 8-K filed by the Company on March 9, 1998.


ITEM 7 .  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

(a)   Financial Statements of Business Acquired

     The following audited financial statements of Mutual Central Services, Inc. ("Mutual") as of and for the years ended December 31, 1997 and 1996 are provided herein:

     (1)  Independent Auditor's Report

     (2)  Balance Sheets of December 31, 1997 and 1996

     (3) Statements of Operations and Retained Earnings for the years ended December 31, 1997 and 1996

     (4)  Statements of Cash Flows for the years ended December 31, 1997 and
          1996

     (5) Notes to Financial Statements for the years ended December 31, 1997 and 1996

(b)   Pro Forma Financial Information

     The following unaudited pro forma combined financial information set forth, for the respective periods and as of the dates indicated, the results of operations and the financial position of the Company after giving effect to the acquisition, effective February 1, 1998, by the Company of all of the outstanding capital stock of Mutual, as if the transaction had been consummated as of the respective dates indicated below.

     The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred if the acquisition had been consummated as of such dates in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

     The unaudited pro forma combined balance sheet as of January 31, 1997 reflects the acquisition as of the effective date of the transaction. The unaudited pro forma condensed financial statement of operations for the period ended December 31, 1997 reflects the acquisition as if the transaction had occurred on January 1 of 1997.

                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
MUTUAL CENTRAL ALARM SERVICES, INC.

We have audited the accompanying balance sheets of MUTUAL CENTRAL ALARM SERVICES, INC. as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MUTUAL CENTRAL ALARM SERVICES, INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                     MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                     Certified Public Accountants

New York, New York
February 6, 1998

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                         -----------------------
           ASSETS                                          1997          1996
                                                         ----------   ----------
CURRENT ASSETS
    Cash and Cash Equivalents                            $  947,481   $  634,873
    Accounts Receivable, Net of allowance for
     doubtful accounts of $15,000 and $40,000               893,772      745,248
    Unbilled Receivables                                     63,096       45,230
    Installment Receivable                                   86,938       28,274
    Inventory                                                94,863       86,950
    Investment in Marketable Securities                     126,575      200,525
    Due From Related Party                                  203,006      198,844
    Prepaid Expenses and Other Current Assets                56,521       57,182
    Deferred Taxes                                           55,000       12,700
                                                         ----------   ----------
       Total Current Assets                               2,527,252    2,009,826

Installment Receivable                                       60,985       81,670
Property and Equipment, at cost, Net of Accumulated
    Depreciation of $2,860,875 and $2,264,855             3,231,032    2,948,200
Acquisition Costs, at cost, Net of Accumulated
    Amortization of $22,000 and $16,500                      33,000       38,500

Investment                                                   78,585       46,007
Other Assets                                                 20,728       20,936
                                                         ----------   ----------

       TOTAL ASSETS                                      $5,951,582   $5,145,139
                                                         ==========   ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts Payable and Accrued Expenses                $  877,917   $  126,376
    Due to Shareholders                                      80,000       20,000
    Deferred Revenue                                        922,700      891,364
                                                         ----------   ----------
       Total Current Liabilities                          1,880,617    1,037,740
Deferred Taxes                                              135,000      137,500
                                                         ----------   ----------
       TOTAL LIABILITIES                                  2,015,617    1,175,240
                                                         ----------   ----------

Commitments and Contingencies                                  --           --

SHAREHOLDERS' EQUITY
    Common Stock - $.01 Par Value; Authorized,
     Issued and Outstanding 3,400,000 shares                 34,000       34,000
    Additional Paid-in Capital                            2,965,025    2,965,025
    Retained Earnings                                       936,940      970,874
                                                         ----------   ----------
       Total Shareholders' Equity                         3,935,965    3,969,899
                                                         ----------   ----------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $5,951,582   $5,145,139
                                                         ==========   ==========


    The accompanying notes are an integral part of the financial statements.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                                INCOME STATEMENTS

                                                        FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                                     --------------------------
                                                        1997            1996
                                                     -----------    -----------
NET SALES                                            $ 5,405,146    $ 4,808,174
COST OF SALES                                          1,909,645      1,466,179
                                                     -----------    -----------
GROSS PROFIT                                           3,495,501      3,341,995
                                                     -----------    -----------

SELLING AND TECHNICAL EXPENSES
    Salaries and Payroll Taxes                           268,629        304,922
    Other Selling Expenses                                46,884        119,019
                                                     -----------    -----------
       Total Selling and Technical Expenses              315,513        423,941
                                                     -----------    -----------

INCOME FROM OPERATIONS BEFORE GENERAL AND
 ADMINISTRATIVE EXPENSES                               3,179,988      2,918,054
                                                     -----------    -----------

GENERAL AND ADMINISTRATIVE EXPENSES
    Commission and Appreciation Expense                  161,145         68,766
    Salaries and Employee Benefits                       945,562        419,336
    Depreciation and Amortization                        627,458        512,012
    Professional Fees                                     56,012         57,363
    Telephone Expense                                    251,997        239,923
    Rent Expense                                         100,597         96,710
    Certification and Union Fees                          55,487         51,270
    Insurance Expense                                     60,766         59,874
    Computer Expense                                      22,353         22,011
    Repairs and Maintenance                               20,975         19,243
    Bad Debt Expense                                      50,752           --
    Other Operating Expenses                             172,805        165,097
    Franchise Taxes                                       11,000          9,851
                                                     -----------    -----------
       Total General and Administrative Expenses       2,536,909      1,721,456
                                                     -----------    -----------

INCOME FROM OPERATIONS                                   643,079      1,196,598
                                                     -----------    -----------

OTHER INCOME (EXPENSES)
    Dividend Income                                       28,703         30,199
    Interest Income                                       31,906         23,082
    Non-Recurring Expenses                              (220,000)          --
    Income/Loss on Investment                             32,578         (3,993)
                                                     -----------    -----------
       Total Other (Expenses) Income                    (126,813)        49,288
                                                     -----------    -----------

NET INCOME BEFORE INCOME TAXES                           516,266      1,245,886
INCOME TAXES                                             (40,200)      (119,474)
                                                     -----------    -----------

NET INCOME                                           $   476,066    $ 1,126,412
                                                     ===========    ===========
NET INCOME PER COMMON SHARE                          $      0.14    $      0.33
                                                     ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                             STATEMENT OF CASH FLOWS

                                                        FOR THE YEARS ENDED
                                                           DECEMBER 31,
                                                    --------------------------
                                                        1997            1996
                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                      $   476,066    $ 1,126,412
    Adjustments to Reconcile Net Income to Net
     Cash Used by Operating Activities
    Depreciation and Amortization                       627,458        512,012
    Changes in Certain Assets and Liabilities:
       (Increase) Decrease in Accounts Receivable      (148,524)        46,249
       (Increase) in Unbilled Receivables               (17,866)       (45,230)
       (Increase) in Installment Receivables            (37,979)      (109,944)
       (Increase) in Inventory                           (7,913)       (70,000)
       (Increase) in Due From Related Party              (4,162)      (198,844)
       Decrease (Increase) in Prepaid Expenses              661        (26,658)
       (Increase) Decrease in Deferred Taxes            (44,800)        35,900
       Decrease in Other Assets                             208           --
       Increase (Decrease) in Accounts Payable
         and Accrued Expenses                           751,541        (54,812)
       Increase in Deferred Revenues                     31,336         55,317
                                                    -----------    -----------
Total Cash Used by Operating Activities               1,626,026      1,270,402
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Fixed Assets, Net                      (904,790)      (648,346)
    Investment in LST                                   (32,578)       (46,007)
    Sale of Marketable Securities                        73,950           --
    Distributions                                      (510,000)      (476,000)
                                                    -----------    -----------
Total Cash Used by Investing Activities              (1,373,418)    (1,170,353)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Due to Shareholders                                  60,000           --
                                                    -----------    -----------
Total Cash Provided By Financing Activities              60,000           --
                                                    -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS               312,608        100,049

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR           634,873        534,824
                                                    -----------    -----------

CASH AND CASH EQUIVALENTS - END OF YEAR             $   947,481    $   634,873
                                                    ===========    ===========

CASH PAID DURING THE YEAR FOR:
    Interest Expense                                $      --      $      --
                                                    ===========    ===========
    Income Taxes                                    $    82,719    $    83,888
                                                    ===========    ===========



    The accompanying notes are an integral part of the financial statements.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a) BASIS OF PRESENTATION
              The accompanying financial statements include the accounts of Mutual Central Alarm Services, Inc. (the "Company"), incorporated under the laws of the state of New York on October 26, 1988. Its 51% owned subsidiary, Low Voltage Systems Technology, Inc. ("LST"), is not consolidated in the financial statements. As discussed in Note 7 to the financial statement, LST was sold on January 30, 1998.

           b) LINE OF BUSINESS
              The Company operates a central monitoring alarm station and sells and installs alarm systems principally for commercial clients in the New York City metropolitan area.

           c) REVENUE RECOGNITION
              Revenues are recognized when installation of security alarm systems has been performed and when monitoring services are provided. The Company designs, installs, services and monitors security alarm systems, which are either sold outright ("customer owned") or the Company retains title to the equipment ("Company owned"). Installation revenue and related cost under customer owned contracts and Company owned systems is recognized as the installation is performed. Losses on contracts for which future costs are anticipated to exceed revenues are recognized in the period such losses are identified. Customers are billed for monitoring services primarily on a monthly or quarterly basis in advance of the period in which such services are provided. Deferred revenue results from billings in advance of performance of monitoring. Contracts for monitoring services are generally for an initial non-cancelable term of five years with automatic renewal on an annual basis thereafter unless terminated by either party.

           d) CASH AND CASH EQUIVALENTS
              The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

           e) CONCENTRATION OF CREDIT RISK
              The Company places its cash in what it believes to be a credit-worthy financial institution. However, cash balances exceed FDIC insured levels at various times during the year.

           f) INVENTORY
              Inventories, consisting primarily of parts required for installations under contract and replacement parts, are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           g) MARKETABLE SECURITIES
              The Company determines the appropriate classification of marketable securities at the time of purchase and re-evaluates such designation at each balance sheet date. Marketable securities have been classified as available-for-sale and are carried at fair value. Gross unrealized gains and losses on marketable securities at December 31, 1997 and 1996 are not material.

           h) PROPERTY AND EQUIPMENT
              Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets, which range from five to ten years. Maintenance and repairs are charged to expense as incurred.

           i) ACQUISITION COSTS
              Acquisition costs reflect customer accounts acquired from alarm dealers and are reflected at cost. The cost of acquired accounts in an acquisition is based on the estimated fair value at the date of acquisition. Costs applicable to internally generated customer accounts are expensed as incurred. Customer accounts that are capitalized are amortized on a straight-line basis over a 10 year period. It is the Company's policy to perform monthly evaluations of acquired customer account attrition and, if necessary, adjust the remaining useful lives. The Company periodically estimates future cash flows from customer accounts. Because expected cash flows have exceeded the unamortized cost of customer accounts the Company has not recorded an impairment loss.

           j) USE OF ESTIMATES
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           k) EARNINGS PER SHARE
              Earnings per share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Weighted average common shares outstanding were 3,400,000. There were no common equivalent shares outstanding as of December 31, 1997 and 1996.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

           l) INCOME TAXES
              The Company elected to be treated as an S Corporation effective in 1989. Accordingly, federal and substantially all state taxes are the obligation of the Company's shareholders.
              The Company is subject to New York City income taxes.

              Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards
              (SFAS) No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

           m) FAIR VALUE OF FINANCIAL INSTRUMENTS
              The carrying value of cash and cash equivalents, receivables, inventory, investment in marketable securities, accounts payable and accrued expenses and deferred revenue, approximates fair value due to the relatively short maturity of these instruments.

           n) LONG-LIVED ASSETS
              In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", was issued (SFAS No. 121). SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that no impairment loss need be recognized for applicable assets of continuing operations.

           o) NEW ACCOUNTING PRONOUNCEMENT
              In February 1997, the Financial Accounting Standards Board issued statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128") which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all entities that have publicly traded common stock or potential common stock (options, warrants, convertible securities or contingent stock arrangements). FAS 128 also requires presentation of earnings per share by an entity that has made a filing or is in the process of filing with a regulatory agency in preparation for the sale of those securities in a public market. Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. The statement is effective for both interim and annual periods ending after December 15, 1997. The effect on the Company's earnings per share resulting from the adoption of FAS 128 is not expected to be significant.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 2 -   RELATED PARTY TRANSACTIONS

              The Company advanced $251,500 to its 51% subsidiary LST, to be utilized to acquire equipment for resale and for working capital. A promissory note called for repayment of $129,000 of the total advance to commence May 1, 1998 and quarterly thereafter with interest, until paid in full May 1, 1999. The remaining advances were due on demand. Interest at 9% has been charged on the advances. The advances were secured by all of LST's accounts receivable.
              (See Note 7).

              During the period April 1, 1997 to November 30, 1997, the Company purchased $204,000 of equipment for resale from LST.

NOTE 3 -   PROPERTY AND EQUIPMENT

              Property and equipment, at cost, consisted of the following at December 31,

                                                                                 1997                   1996
                                                                              -----------            -----------
                  Equipment in Sub-Premise                                    $ 5,649,007            $ 4,749,376
                  Station Equipment                                               183,055                183,055
                  Vehicles                                                         26,562                 52,501
                  Leasehold Improvements                                          112,986                112,986
                  Furniture and Office Equipment                                  120,297                115,137
                                                                              -----------            -----------
                                                                                6,091,907              5,213,055
                  Less: Accumulated Depreciation and
                   Amortization                                                 2,860,875              2,264,855
                                                                              -----------            -----------
                                                                              $ 3,231,032            $ 2,948,200
                                                                              ===========            ===========

              Depreciation and amortization expense for the years ended December 31, 1997 and 1996 was $627,458 and $512,012, respectively.

NOTE 4 -   COMMITMENTS AND CONTINGENCIES

              The Company is committed under a noncancellable operating lease for its office space through 1999. The lease obligates the Company to also pay real estate tax and porter wage escalations. The following is a schedule by years of future minimum annual rental payments required under this operating lease at December 31, 1997:

                  December 31, 1998              $  87,960
                  December 31, 1999                 90,560
                                                 ---------
                                                 $ 178,520
                                                 =========

              Rent expense for the years ended December 31, 1997 and 1996 was $100,597 and $96,710, respectively.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE 5 -   INCOME TAXES

              The components of the provision for income taxes is as follows at December 31,:

                                                      1997            1996
                                                  -------------   ----------
                  Current Tax Expense
                     U.S. Federal                 $        -      $       -
                     State and Local                   85,000         83,574
                                                  -----------     ----------
                  Total Current                        85,000         83,574
                                                  -----------     ----------

                  Deferred Tax Expense
                     U.S. Federal                 $        -              -
                     State and Local                  (44,800)        35,900
                                                  -----------     ----------
                  Total Deferred                      (44,800)        35,900
                                                  -----------     ----------

                  Total Tax Provision             $    40,200     $  119,474
                                                  ===========     ==========

              Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows at December 31,:

                                                                  1997                     1996
                                                               ----------               ----------
                  Deferred Tax Assets
                     Allowance for Bad Debts                   $    1,500               $    4,000
                     Unbilled Receivable                               -                     2,700
                     Installment Receivable                            -                    (2,800)
                     Prepaid Expenses                                  -                      (600)
                     Accounts Payable and Accrued Expenses         53,500                    5,100
                     Deferred Revenue                                  -                     4,300
                                                               ----------               ----------
                  Net Deferred Tax Assets                      $   55,000               $   12,700
                                                               ==========               ==========

                  Deferred Tax Liability
                     Installment Receivable                    $       -                $    8,200
                     Property and Equipment                       131,400                  125,700
                     Acquisition Costs                              3,600                    3,600
                                                               ----------               ----------
                  Net Deferred Tax Liability                   $  135,000               $  137,500
                                                               ==========               ==========

NOTE 6 -   NON-RECURRING EXPENSES

              The Company has incurred significant legal and accounting fees in connection with the potential acquisition of all of its outstanding stock. Included in accrued expenses at December 31, 1997 is $220,000, which would not have been incurred if not for the potential acquisition.

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



NOTE 7 -   SUBSEQUENT EVENTS

              On January 30, 1998, the Company sold its 51% interest in LST to an unrelated third party for $375,000. Accordingly, the accompanying financial statements do not consolidate LST's results of operations. The sale agreement included a provision for LST to repay 80% of the then outstanding amount due to the Company. The remaining 20%, ($50,752), was written off by the Company and included in bad debt expense at December 31, 1997. (See Note 2).

                       MUTUAL CENTRAL ALARM SERVICES, INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                COMMON STOCK
                                           ----------------------        ADDITIONAL       RETAINED
                                             SHARES        AMOUNT      PAID-IN CAPITAL    EARNINGS         TOTAL
                                           ---------      -------      ---------------  -----------      ----------
Balance at December 31, 1995               3,400,000      $34,000         $2,965,025    $   320,462      $3,319,487

Net Income - For the Year Ended
    December 31, 1996                              -            -                  -      1,126,412       1,126,412
Shareholder Distributions                          -            -                  -       (476,000)       (476,000)
                                           ---------      -------         ----------    -----------      ----------

Balance at December 31, 1996               3,400,000       34,000          2,965,025        970,874       3,969,899

Net Income - For the Year Ended
   December 31, 1997                               -            -                  -        476,066         476,066
Shareholder Distributions                          -            -                  -       (510,000)       (510,000)
                                           ---------      -------         ----------    -----------      ----------

Balance at December 31, 1997               3,400,000      $34,000         $2,965,025    $   936,940      $3,935,965
                                           =========      =======         ==========    ===========      ==========

    The accompanying notes are an integral part of the financial statements.

Item 7. (b)  Pro Forma Financial Information

                          Guardian International, Inc.
                        Pro Forma Combined Balance Sheet
                             As of December 31, 1997
                                    Unaudited

                                           GUARDIAN          MUTUAL CENTRAL
                                         INTERNATIONAL,      ALARM SERVICES,
                                             INC.                INC.         PRO FORMA                  PRO FORMA
                                         ("GUARDIAN")         ("MUTUAL")       ENTRIES                   COMBINED
                                         --------------      --------------   ---------                  ---------
Current assets:
   Cash                                   $    94,313         $  947,481    $   408,899  (1),(2)        $ 1,450,693
   Accounts receivable                        539,512          1,043,806        (15,000)    (2)           1,568,318
   Prepaid expenses and
     other current assets                     121,223            480,965        (10,000)    (2)             592,188
                                          -----------         ----------    -----------                 -----------
      Total current assets                    755,048          2,472,252        383,899                   3,611,199

Property and equipment, net                   729,058          3,231,032     (3,132,229)    (2)             827,861

Customer accounts, net of amortization      8,048,495             33,000     12,852,920  (2),(5)         20,934,415
Intangible assets, net                      1,514,951                  -      1,524,446  (3),(6)          3,039,397
Other assets                                   27,506            160,298              -                     187,804
                                          -----------         ----------    -----------                 -----------
                                                                                      -
           Total assets                   $11,075,058         $5,896,582    $11,629,036                 $28,600,676
                                          ===========         ==========    ===========                 ===========

Current liabilities:
   Accounts payable and
     accrued expenses                     $   781,879         $  957,917    $   636,228    (2)          $ 2,376,024
   Unearned revenue                           242,168            922,700              -                   1,164,868
   Current portion of long term
     obligations                               73,201                  -              -                      73,201
                                          -----------         ----------    -----------                 -----------
       Total current liabilities            1,097,248          1,880,617        636,228                   3,614,093

Deferred taxes                                      -             80,000        (80,000)   (7)                    -
Long term obligations, net of
  current portion                             961,584                  -      6,875,000    (1)            7,836,584

Shareholders' equity:
Series A 9-3/4% convertible
  preferred stock                               1,894                  -                                      1,894
Series B 10-1/2% convertible
  preferred stock                                   -                  -          1,600    (1)                1,600
Class A common stock                            9,004             34,000        (32,018)   (1)               10,986
Class B common stock                              634                  -              -                         634
Additional paid in capital                 12,091,050          2,965,025      6,815,813    (1)           21,871,888
Treasury stock                                 (6,438)                 -              -                      (6,438)
Retained deficit                           (3,079,918)           936,940     (2,587,587)   (2)           (4,730,565)
                                          -----------         ----------    -----------                 -----------
    Total shareholders' equity              9,016,226          3,935,965      4,197,808                  17,149,999
                                          -----------         ----------    -----------                 -----------
Total liabilities and
  shareholders' equity                    $11,075,058         $5,896,582    $11,629,036                 $28,600,676
                                          ===========         ==========    ===========                 ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                                           Guardian International, Inc.
                                    Pro Forma Combined Statement of Operations
                                       For the Year Ended December 31, 1997
                                                     Unaudited

                                                                          PRO FORMA                 PRO FORMA
                                           GUARDIAN         MUTUAL         ENTRIES                  COMBINED
                                          -----------     -----------    -----------               -----------
Revenues
   Monitoring                             $ 3,772,108     $ 3,307,090    $         -               $ 7,079,198
                                                                                   -
   Installation                             1,852,682       2,098,056                                3,950,738
                                          -----------     -----------    -----------               -----------
                                                                                   -
       Total revenues                       5,624,790       5,405,146              -                11,029,936

Operating expenses
   Monitoring                                 579,373       1,359,645              -                 1,939,018
   Installations                            1,653,003         315,513              -                 1,968,516
   General and administrative               2,488,045       2,586,264       (550,000)   (4)          4,524,309
   Amortization of customer contracts       1,181,607               -      1,431,760  (2),(5)        2,613,367
    Depreciation and amortization             295,666         627,458        169,383    (3)          1,092,507
                                          -----------     -----------    -----------               -----------
       Total operating expenses             6,197,694       4,888,880      1,051,143                12,137,717
                                          -----------     -----------    -----------               -----------

           Income (loss) from operations     (572,904)        516,266     (1,051,143)               (1,107,781)

Interest expense                            1,001,187               -        679,504    (6)          1,680,691
                                          -----------     -----------    -----------               -----------

           Net income (loss)
             before taxes                  (1,574,091)        516,266     (1,730,647)               (2,788,472)

Provision for (benefit from)
  income taxes                                      _          40,200        (80,000)   (7)            (39,800)
                                          -----------     -----------    -----------               -----------

           Net income (loss)              $(1,574,091)    $   476,066    $(1,650,647)              $(2,748,672)
                                          ===========     ===========    ===========               ===========

Preferred dividend                                                                                    (379,212)   (8)
                                                                                                   -----------
Net loss available to
  common shareholders                                                                              $(3,127,884)
                                                                                                   -----------
Average common shares outstanding                                                                    9,624,577
                                                                                                   -----------
Loss per common share                                                                              $     (0.32)
                                                                                                   ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                          GUARDIAN INTERNATIONAL, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


(1) The cash portion of the acquisition (see Note 2) was funded with borrowings of $6.25 million under the Company's existing credit facility with Heller Financial, Inc. ("Heller") and proceeds from a $4.0 million preferred stock investment from Westar Capital, Inc. ("Westar"). The investment consisted of Westar purchasing 1,600,000 shares of newly issued Series B 10 1/2% Convertible Cumulative Preferred Stock, par value $.001 (the "Preferred Stock"), of the Company at $2.50 per share. The Preferred Stock is convertible into shares of Class A Voting Common Stock, par value $.001 (the "Class A Stock") on a share for share basis and pay dividends at 10 1/2% per annum, payable quarterly in additional Preferred Stock.

(2) On February 23, 1998, the Company acquired 100% of the equity securities of Mutual for approximately $10 million in cash and 1,981,700 shares of Guardian unregistered Class A Stock, valued at $3.25 per share ($6,440,525 in the aggregate), given the restricted nature of these shares, a discount factor was applied in their valuation. In addition, options to purchase 200,000 shares of Class A Stock were granted to two employees of Mutual. The options were valued at fair market value at the date of acquisition. The acquisition was funded as described in Note 1. The acquisition agreement also contains a provision whereby a net working capital surplus (as defined) will be distributed to the former owners within 45 days of the closing date, this amount totals $436,228. The acquisition was accounted for under the purchase method of accounting, accordingly the purchase price was allocated to the assets acquired and liabilities assumed based on their relative fair values at the date of acquisition. Equipment installed at customer locations, classified as property and equipment by Mutual, is classified as customer accounts by the Company, the net amount of $3,132,229 for this property was reclassified accordingly.

(3) The excess of the cost over the fair value of the net assets acquired equaled $1,989,598 and will be amortized on a straight-line basis over ten years.

(4) Mutual had recorded a one-time bonus payment of $550,000 in fiscal year ended December 31, 1997.

(5) Costs of acquiring customer contracts is amortized on a straight line basis over ten years.

(6) Interest expense on the increased borrowings from Heller was assumed at an average interest rate of 10% per annum. Interest expense, at 8.5% per annum, was incurred on the cash portion of the acquisition (see Note 1) from the effective date of the acquisition, February 1, 1998 through the closing date of the acquisition, February 23, 1998.

(7) To fully provide for deferred tax liability on Mutual's books at January 31, 1998.

(8)  Pro forma dividend on Preferred Stock.

EXHIBITS
--------
  4          Certificate of the Designations, Voting Powers, Preferences and
             Relative, Participating, Optional and Other Special Rights and
             Qualifications, Limitations or Restrictions of Preferred Stock of
             Guardian International, Inc.
 10(a)       Stock Purchase Agreement dated as of February 23, 1998
 10(b)       Registration Rights Agreement dated as of February 23, 1998
 10(c)       Escrow and Pledge Agreement dated as of February 23, 1998
 10(d)       Employment Agreement with Joel A. Cohen dated as of February 1,
             1998
 10(e)       Employment Agreement with Raymond L. Adams dated as of February 1,
             1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                             GUARDIAN INTERNATIONAL, INC.

                             By: /S/ RICHARD GINSBURG
                                 -----------------------------------------
                                     Richard Ginsburg
                                     President and Chief Executive Officer